INVESTMENT MANAGEMENT AGREEMENT

               AGREEMENT, made as of the [ ] day of [ ] 2003, by and between IVY LONG/SHORT HEDGE FUND LLC, a Delaware limited liability company (the "Fund"), and THE BANK OF NEW YORK, a New York Bank, on behalf of BNY INVESTMENT ADVISORS, a separately identifiable division thereof (the "Adviser").

               WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "Commission") as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Adviser is an investment adviser registered as such with the Commission under the Investment Advisers Act of 1940;

               WHEREAS, the Fund desires that the Adviser act as its investment adviser pursuant to this Agreement;

               NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

               1. GENERAL PROVISIONS.

               The Fund hereby employs the Adviser and the Adviser hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth. The Adviser shall, in all matters, give to the Fund and the Board of Managers of the Fund (the "Board") the benefit of its best judgment, effort, advice and recommendations and shall at all times, conform to and use its best efforts to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of Federal or state law; (iii) the provisions of the limited liability company agreement of the Fund, as amended from time to time (the "LLC Agreement"); (iv) policies and determinations of the Board, (v) the investment policies and investment restrictions of the Fund as reflected in the registration statement of the Fund under the Investment Company Act, as such policies may, from time to time, be amended; and (vi) the Prospectus and Statement of Additional Information of the Fund, as the same may be amended from time to time. The appropriate officers and employees of the Adviser shall be available upon reasonable notice for consultation with the Board with respect to any matters dealing with the business and affairs of the Fund, including the valuation of any of the portfolio securities of the Fund.

               2. INVESTMENT MANAGEMENT.

               (a) The Adviser shall, subject to the direction and control by the Fund, (i) regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities for the Fund; (ii) develop, implement and supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased and sold by the Fund; and (iii) arrange for the purchase of securities and other investments for the Fund and the sale or redemption of securities and other investments held in the portfolio of the Fund.

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               (b) Provided that the Fund shall not be required to pay any compensation for services other than as provided by the terms of this Agreement, the Adviser may: (i) obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services; and (ii) enter into investment sub-advisory agreements with any registered investment advisers affiliated with the Adviser, subject to such approvals of the Board and members of the Fund ("Members ") as may be required to comply with applicable provisions of the Investment Company Act, to provide any or all of the investment advisory services required to be provided by the Adviser under this Agreement, subject to the supervision by the Adviser.

               (c) Provided that nothing herein shall be deemed to protect the Adviser from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, the Adviser shall not be liable for any loss sustained by reason of good faith errors or omissions of the Adviser or any affiliate of the Adviser, or their respective directors, officers or employees, in connection with any matters to which this Agreement relates.

               (d) Nothing in this Agreement shall prevent the Adviser or any affiliate thereof from acting as investment adviser for any other person, firm, fund, corporation or other entity and shall not in any way limit or restrict the Adviser, or any of its affiliates, or their respective directors, officers, stockholders or employees from buying, selling or trading any securities or other investments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Adviser of its duties and obligations under this Agreement or under the Investment Advisers Act of 1940, and further provided that such activities do not violate any provisions of the codes of ethics of the Adviser and its affiliates governing personal securities trading by persons who are "access persons" or "covered persons," as defined by such codes, of the Fund.

               3. OTHER DUTIES OF THE ADVISER.

               The Adviser shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective administration for the Fund, including the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission; the composition of periodic reports with respect to its operations for Members; the composition of proxy materials for meetings of Members and the composition of such registration statements as may be required by Federal securities laws for the public sale of interests in the Fund. The Adviser shall, at its own cost and expense, also provide the Fund with adequate office space, facilities and equipment.

               4. ALLOCATION OF EXPENSES.

               All costs and expenses of the Fund not expressly assumed by the Adviser under this Agreement shall be paid by the Fund, including, but not limited to: (i) interest and commitment fees on loan and debit balances; (ii) fees and expenses incident to the organization and registration of the Fund;
(iii) offering costs (including the costs of printing prospectuses);


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(iv) costs of compliance with Federal and state securities laws; (v) fees and expenses incident to the registration under Federal securities laws of interests in the Fund for public sale; (vi) all costs and expenses associated with the organization and operation of any separate investment funds established by the Fund and managed by portfolio managers retained by the Fund; (vii) all expenses incident to holding meetings of the Board and Members, including reasonable travel and out-of-pocket expenses of the members of the Board (each, a "Manager") and costs associated with the preparation and dissemination of proxy materials; (viii) the fees and disbursements of Fund counsel and any counsel retained to represent the Managers who are not "interested persons," as defined by the Investment Company Act and the rules thereunder, of the Fund (the "Independent Managers"), independent accountants for the Fund and other consultants and professionals engaged on behalf of the Fund; (ix) fees payable to custodians and other persons providing administrative services to the Fund;
(x) the fee payable to the Fund's distributor to compensate it for payments made to investor service providers; (xi) insurance premiums for fidelity and other insurance coverage relating to the Fund's operations; (xii) expenses of printing and distributing reports and notices to Members and proxy materials; and (xiii) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Fund and any legal obligation as to which the Fund may be required to indemnify any Manager or other person. Any officers or employees of the Adviser (or any entity controlling, controlled by, or under common control with the Adviser) who may also serve as officers, Managers or employees of the Fund shall not receive any compensation from the Fund for their services.

               5. COMPENSATION OF THE ADVISER.

               In consideration of the services provided by the Adviser under this Agreement, the Fund agrees to pay the Adviser a monthly management fee (the "Management Fee") computed at the annual rate of 1.50% of the aggregate value of outstanding Interests determined as of the beginning of each month. A portion of the Management Fee will be refunded pro rata to the Fund in the event that this Agreement is terminated pursuant to paragraph 9 effective as of any day other than the end of a month, based on the number of days remaining in the month.

               6. DURATION.

               This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 9 hereof, this Agreement shall remain in effect for a period of two (2) years from such date and shall continue in effect from year to year thereafter, so long as such continuance shall be approved at least annually by the vote of a "majority of the outstanding voting securities of the Fund," as defined by the Investment Company Act and the rules thereunder, or by the Board; and provided that in either event such continuance is also approved by a majority of the Independent Managers, by vote cast in person at a meeting called for the purpose of voting on such approval.

7. DISCLAIMER OF MEMBER OR MANAGER LIABILITY.

               The Adviser understands and agrees that the obligations of the Fund under this Agreement are not binding upon any Member or Manager of the Fund personally, but bind only the Fund and the Fund's property; the Adviser represents that it has notice of the provisions of


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the LLC Agreement disclaiming Member and Manager liability for acts and obligations of the Fund.

               8. ASSIGNMENT OR AMENDMENT.

               Any amendment to this Agreement shall be in writing and shall be subject to: (i) the approval of the Board, including the vote of a majority of the Independent Managers and (ii) the affirmative vote or written consent of the holders of a "majority of the outstanding voting securities of the Fund," as defined by the Investment Company Act and the rules thereunder, to the extent such a vote of security holders is required by the Investment Company Act. This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined by the Investment Company Act and the rules thereunder.

               9. TERMINATION.

               This Agreement may be terminated (i) by the Adviser at any time without penalty upon sixty days' written notice to the Fund (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty days' written notice to the Adviser (which notice may be waived by the Adviser), provided that such termination by the Fund shall be directed or approved by the Board or by the vote of the holders of a "majority of the outstanding voting securities of the Fund," as defined by the Investment Company Act and the rules thereunder, of the Fund.

               10. USE OF NAME "IVY."

               The Bank of New York hereby grants to the Fund a royalty-free, non-exclusive license to use the name "Ivy" in the name of the Fund for the duration of this Agreement and any extensions or renewals thereof. Such license may, upon termination of this Agreement, be terminated by The Bank of New York, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Ivy" in the name of the Fund or otherwise. The name "Ivy" may be used or licensed by The Bank of New York and its affiliates in connection with any of their activities, or licensed by The Bank of New York to any other party.

               11. QUESTIONS OF INTERPRETATION.

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the provisions of the Investment Company Act. To the extent the law of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.


                                                   IVY LONG/SHORT HEDGE FUND LLC


                                                   By:
                                                      --------------------------
                                                      Title:


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                                          THE BANK OF NEW YORK, on behalf of BNY
                                          Investment Advisors


                                           By:
                                              ---------------------------------
                                              Title:


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